CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated October 31, 1996 for Pioneer II and to all references to our firm included in or made a part of Post-Effective Amendment No. 47 and Amendment No. 30 to registration statement File Nos. 2-32773 and 811-1835, respectively.



                                               /s/ARTHUR ANDERSEN LLP
                                                  ARTHUR ANDERSEN LLP




Boston, Massachusetts
January 23, 1997